AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT (the “Amendment”) to the employment agreement, dated August 15, 2013 (the “Agreement”), by and between TARGETED MEDICAL PHARMA, INC, a Delaware corporation (“TMP”), and William B. Horne, an individual resident of California (“Executive”), is made and entered into this ___ day of December 2013.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Executive and TMP (each of which may be individually referred to herein as a “Party” or, collectively, as “the Parties” and/or “Parties”), hereby agree as follows:

1. Updates to Agreement. The Parties hereby agree that the Agreement shall be amended as follows:

(a) Section 6 of the Agreement is hereby amended to read as follows:

6.	COMPENSATION OF EMPLOYEE.

(a) Base Salary. Effective upon execution of this Agreement, Executive’s Base Salary shall be $275,000 per year, payable in accordance with the customary payroll practices of TMP but in no event less frequently than bi-weekly.

(b) Performance Bonuses.

(1) Executive shall receive a one-time cash bonus (the “Cash Flow Bonus”) of $50,000 upon either the company maintaining a cash balance in excess of $250,000 for every day for two consecutive quarters or the successful resolution of the pending examination of the Company’s 2010 Federal and State Income tax returns. Bonus will be paid out at a rate of $10,000 per month for five months. If Executive’s employment is terminated for cause prior to the payout of any or all of this bonus balance, the unpaid balance shall be foregone.

(2) Beginning January 1, 2014, Executive shall be eligible to earn an annual cash bonus (the “EBITDA bonus”) ranging from 0% to 30% of $250,000, pro-rata to the Company’s earnings before interest taxes depreciation and amortization including equity compensation (herein “Adjusted EBITDA”) as reported in the Company’s financials. Adjusted EBIDTA goals shall be $2.5 million in 2014, $7.5 million in 2015 and $15 million in 2016. As an example and for clarification, should the Company report Adjusted EBITDA in 2014 of $2 million, Executive shall receive a bonus of $60,000 ($2 million / $2.5 million x 30% x $250,000).

(b) Section 7 (b) of the Agreement is hereby amended to read as follows:

7.	STOCK OPTIONS.

(b) Bonus Stock Options. TMP will grant Executive an option to purchase One Hundred and Fifty Thousand (150,000) shares of TMP common stock with a seven (7) year term. Vesting shall be determined based upon the achievement of the Company’s Adjusted EBITDA goals for the years ended December 31, 2014, 2015 and 2016. Executive shall be entitled to vest up to 50,000 options per year. Adjusted EBIDTA goals shall be $2.5 million in 2014, $7.5 million in 2015 and $15 million in 2016. If Adjusted EBITDA falls short of the required level then the number of options that are subject to exercise shall be appropriately adjusted on a pro rata basis (for every one percent that the Adjusted EBITDA falls short of the required level there shall be a corresponding one percent decrease in the number of options that vest). Any decrease may be waived at the sole discretion of the Chief Executive Officer or the Compensation Committee. As an example and for clarification, should the Company report adjusted EBITDA in 2014 of $2 million, then 40,000 options shall vest. The stock options will be granted pursuant to TMP’s stock option plan. The option shall have an exercise price per share equal to fair market value per share as determined by the average closing price for the ten market days prior to the grant date. Executive shall be solely responsible for paying his own federal and state taxes associated with the grant and any exercise of such Stock Option, provided, that TMP will take any necessary action, to the extent reasonable, to ensure incentive stock option treatment for the Stock Option, in whole or part, to the extent eligible under applicable laws.

Executed by the parties as of the day and year first above written.

TMP:

Dated: ______ ___, 2013	TARGETED MEDICAL PHARMA, INC.

By:
Its:

EMPLOYEE:

Dated: ______ ___, 2013	William B. Horne

By:

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